                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-21113, 333-68757 and 333-40396) and Form S-3 of
ViaSat, Inc. of our report dated May 16, 2000, relating to the financial statements and financial statement schedule which appear in this Form 10-K/A.

                                        /s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
October 10, 2001